Exhibit 10.13

Form of Loan Assignment Service Agreement

Agreement No.:

Party A (Assignor):

“Ihongsen” Account Name:

Legal Representative (ID No.): ID No. of Legal Representative (Entity)/Individual

Contact Information:

Address:

Party B (Assignee):

Platform Account No.	Name	ID No.	Investment Amount (¥)	Contact Information

Party C (Intermediary): Sichuan Senmiao Ronglian Technology Limited (“ihongsen”)

Legal Representative: Hu Xiang

Address: No. 1601, 16F, Block 1, No. 1098, Middle Section of Jiannan Avenue., High-Tech Zone, Chengdu

Party D (Guarantor):

Name/Company Name	ID No. of Individual/ Legal Representative	Contract Information	Address

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Whereas:

1. Party A and the Borrower (ID No.      ) entered into the Contract Name (Contract No.:      ); therefore, Party A became the creditor of the loan;

2. Party A intends to assign and Party B intends to acquire the foregoing loan of the Borrower (the “loan”); Party A shall be responsible for repayment of the foregoing loan without preconditions on behalf of the Borrower upon expiration of the agreed period.

3. Party B is a person with full capacity for civil conduct under the law of the People’s Republic of China, residing in the territory of the People’s Republic of China. Party B is a user of the network lending information intermediary platform managed and operated by Sichuan Senmiao Ronglian Technology Limited, with the domain www.ihongsen.com (”ihongsen”) (hereinafter referred to as Party C), and is the whole assignee of the loan with the successful bid on Party C;

4. Party C, a limited liability company duly incorporated and validly existing, provides intermediary services as well as the services of management before, during, after the loan, etc. for the parties of transaction;

5. Party D agrees to provide the joint liability guarantee of the loan assigned by Party A for Party B on irrevocable basis as agreed herein.

6. Party A, Party B and Party D have authorized Party C to provide the information submitted by the three parties (including but not limited to names, valid certificates, licenses, certificates of rights, etc.) for the parties to this Agreement.

7. In accordance with relevant laws and regulations, including the Contract Law of the People’s Republic of China, the Property Law of the People’s Republic of China, and the Guarantee Law of the People’s Republic of China, as well as other regulatory documents and under the principle of free will, equality, and good faith, Party A, B, C and D hereby agree upon the loan assignment and repayment through fully and friendly negotiation on the basis of free will and mutual consultation.

8. Prior to execution of this Agreement, Party A, B, C and D have fully discussed and negotiated on the provisions on the rights, obligations, and responsibilities of each party, and clearly understood the liabilities and risks of its own.

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I. Subject Loan

1.1 Party A has the full right to the loan of the Borrower (the “Original loan”) (see the Loan Contract No. to be completed); the details are as follows:

Debtor	Borrower

Loan Amount	RMB	(in words)	(in figures)

Repayment Method to be completed.	A. Monthly repayment of average principal and interest
B. Monthly repayment of average principal
C. Monthly payment of interest and repayment of the principal at maturity
D. One-off Repayment of principal and interest at maturity
E. Other methods:
Loan Purpose	to be completed

Loan Period	to

1.2 Party A now assigns the whole or part of the original loan (in an amount of ¥       yuan, hereinafter referred to as the “subject loan”) to Party B through Party C, and will repay the outstanding loan on behalf of the Borrower to Party B upon expiration of the assignment period in full, including the outstanding principal and interest, the same below. The details are as follows:

Loan Principal (Subject loan)	RMB	(in words)	(in figures):

Repayment Method to be completed	A. Monthly repayment of average principal and interest
B. Monthly repayment of average principal
C. Monthly payment of interest and repayment of the principal at maturity
D. One-off Repayment of principal and interest at maturity
E. Other methods:
Annualized Rate of Return

Assignment Period	to

Repayment Schedule	Repayment Date	Repayment Amount

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1.3 Prior to the repayment date agreed in Article 1.2 herein, if the debtor fails in repayment of the principal or interest as agreed, the repayment date shall be advanced to the date of failure in repayment of the principal or interest.

II. Rights and Obligations of Each Party

2.1 Party A’s Rights and Obligations

2.1.1 Party A warrants the data and information provided is authentic, complete and consistent; there is no false information or withholding of major facts;

2.1.2 Party A warrants and undertakes that the loan assigned to Party B is authentic, legitimate and valid. In case that the loan is considered as void, or partly or wholly invalid, or cancelled or discharged according to law, etc.; the legal liability and consequence thereof shall be borne by Party A.

2.1.3 Party A undertakes that the loan assigned to Party B is free from any third party’s claim of rights, any restriction on Party A’s right to assign the loan, any preservation, attachment, or enforcement by any court, or creation of guarantee, or any defects or conditions in violation of national laws, regulations, any industrial guidance, and regulatory documents promulgated by the competent authorities at the place of Party A’s premises;

2.1.4 Account to be credited designated by Party A (an account of Huaxing Bank, automatically generated by system)

Account Name:

Account No.:

Bank Name:

2.1.5 Party A shall repay the loan on behalf of the Borrower as per the repayment schedule after Party B’s acquisition of the loan, and pay a deposit equal to 5% of the subject loan principal (in an amount of ¥ to be completed yuan) to the following account designated by Party C on the date of signing of this Agreement:

Account Name:

Account No.:

Bank Name:

(1) The foregoing deposit shall be deemed to be delivered under the ownership of Party C upon entering into the foregoing designated account; it shall be for certain purpose and of the nature of pledge; Party B has the priority right of compensation with the foregoing deposit according to law.

(2) Party D has the right of compensation with the foregoing deposit according to law after making compensation on behalf of Party A.

2.1.6 Party A warrants that it will not use its lock-up funds in any form (e.g. providing guarantee, or for lending, etc.) in violation of this Agreement and Party C’s relevant rules;

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2.1.7 Upon Party A’s repayment of the loan on behalf of the Borrower, the amount of subject loan paid from the account designated by Party B to the account designated by Party A shall be transferred from Party A’s designated account to the account designated by Party B, i.e. returned by the original route. Party A’s failure in handling in the specified way abovementioned shall be deemed as default;

2.1.8 Party A warrants that a written notice of assignment of the subject loan has been given to the debtor; the debtor has been aware of and agreed upon the foregoing assignment of loan; any liabilities arising thereof shall be borne by Party A;

2.1.9 Party A agrees upon Party B’s reassignment of the subject loan without Party A’s further consent; in case of Party B’s reassignment of loan, Party A must continue to perform its obligations under this Agreement to the loan assignee, and shall not reject the performance for any reason;

2.1.10 Party A shall pay the intermediary service fee to Party C as agreed;

2.1.11 Any transfer commissions, expenses for evaluation, notarization/witness, mortgage/pledge registration, and insurance, and other relevant expenses incurred during assignment of the subject loan shall be on Party A’s account;

2.1.12 Party A acknowledges that Party C has the right to provide all of Party A’s information to any party to this Agreement in the case of Party A’s default;

2.1.13 Party A agrees that Party C has the right to require Party A or Party D to cover personal accident insurance for Party A or property insurance for Party A’s property with a third party insurance company as the case may be, and to list Party C as the first beneficiary in the insurance policy;

2.1.14 Party A expressly acknowledges that it has full understanding of and capacity to afford the risks declared as follows and is willing to be solely responsible for the losses arising thereof.

(1) Risks of Failure in Assignment of Loan

Party C provides the intermediary service for the both parties of the loan assignment only, and will not guarantee the successful assignment of the loan for Party A. Therefore, failure of bid may occur due to unsuccessful fundraising during invitation of the loan assignment project, and Party A should bear the risks of failure in the assignment. In addition, the fundraising meets Party C’s standard for establishment of a project, but fails in satisfying Party A’s demand, and any loss caused by these risks shall be borne by Party A; Party C will not assume any liability for indemnification.

(2) Other potential risks, including but not limited to macroeconomic risks, policy risks, interest risks, system faults, etc.

2.1.15 Party A agrees and acknowledges that Party A shall notify Party C of any conditions which affect or may affect Party A’s financial conditions, credit status, and repayment capacity, etc. within three business days upon occurrence of foregoing conditions, including but not limited to any changes in Party A’s premises, production and operation conditions, major personnel arrangement, etc.

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2.1.16 Party A undertakes that the Borrower has expressly authorized Party A to repay the outstanding loan assigned at maturity on behalf of the Borrower upon signing of this Agreement; Party A has been actually subject to the obligation of repayment of the outstanding loan assigned on behalf of the Borrower upon signing of this Agreement; the obligation of repayment on behalf of the Borrower is unconditional and irrevocable to Party B; Party A shall not reject the obligation of repayment on behalf of the Borrower on ground of failure in receipt of the amount or the full amount of the Borrower’s repayment of the loan, or absence or any defect of the Borrower’s authorization.

2.2 Party B’s Rights and Obligations

2.2.1 Party B warrants the data and information provided is authentic, complete and consistent; there is no false information or withholding of major facts;

2.2.2 Party B warrants it has the legal ownership of and exclusive right to dispose the funds used; any disputes on the funds ownership, validity, etc. with any third party shall be settled by Party B; any losses and liabilities arising thereof shall also be borne by Party B;

2.2.3 Party B shall pay the platform service fee equal to 8% of the interest earnings to Party C;

2.2.4 Party B shall become the creditor of the subject loan and take over the rights and obligations of the lender under the master loan contract upon the successful assignment of the subject loan;

2.2.5 Party B shall pay the transfer price specified in Article 1.2 herein to the account designated by Party A on the effective date of this Agreement (see Article 2.1.4 herein);

2.2.6 Party B has the right to receive the interest earnings from the subject loan and shall pay applicable taxes;

2.2.7 Party B has the right to reassign the loan to any third party (including but not limited to Party C and other investors from Party C’s platform); however, the reassignment must be made through Party C subject to Party C’s relevant rules, and the period of the reassignment shall not exceed the remaining period of the loan which Party B is entitled to; Party A and Party D shall continue to perform the obligations under this Agreement to the assignee of the loan;

2.2.8 Party B will not be the creditor of the subject loan and will not have the creditor’s rights and obligations as of repayment of the subject loan which Party B is entitled to in full;

2.2.9 Party B has the right to, in its sole discretion, claim for repayment against either Party A or Party D, even if there is any guarantee, real security or any repayment guarantee in any other forms for Party A’s loan under this Agreement provided by Party A or any third party;

2.2.10 Party B has the right to grant the authorization to Party C or other third parties with claim for repayment of the loan without notice to Party A and Party D;

2.2.11 Party B acknowledges that Party C has the right to provide all of Party B’s information to any party to this Agreement in the case of Party B’s default;

2.2.12 Party B expressly acknowledges that it is aware of investment risks; it has the ability to identify risks and experience in financial products without guarantee and is familiar with internet; it has full understanding of and capacity to afford the risks declared as follows, and is willing to be solely responsible for the losses of principal and interest arising thereof.

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(1) Party A’s Credit Risk

In case of Party A’s loss of the capacity of repayment on behalf of the Borrower in short term or long term (including but not limited to changes in Party A’s revenues and financial conditions, any personal accident, disease, or death, etc.), or any changes in Party A’s intention of repayment on behalf of the Borrower, Party B may not recover its funds as scheduled.

(2) Risks of Financial Liquidity

During the period of the assignment, Party B may be unable to withdraw or use the whole or part of the principal of the loan temporarily.

(3) Force Majeure

Any force majeure, such as wars, riots, natural disasters, etc., may result in the risks of losing of Party B’s assets.

(4) Other potential risks, including but not limited to macroeconomic risks, policy risks, interest risks, system faults, etc.

2.3 Party C’s Rights and Obligations

2.3.1 Party C has the right to review the loan to be assigned by Party A in respect of its compliance with law;

2.3.2 Party C has the right to review the assignment of the loan under this Agreement in respect of its compliance with law;

2.3.3 Party C has the right to obtain the data and information of Party A, B and D, and to review the authenticity, completeness, and consistency of the data and information;

2.3.4 In performing the obligations under this Agreement, Party C will bear no joint liability for the obligations of any of Party A, B, or D;

2.3.5 Party C provides the services of connection, matching, etc. for Party A and Party B according to the authorization of the both parties; Party C has the right to charge relevant intermediary service fee, etc. from Party A and Party B according to the fee scale published and the appropriate agreements executed;

2.3.6 In case of Party B’s reassignment of the loan to any third party (including but not limited to Party C and other investors from Party C’s platform), the notice of reassignment shall be published on the platform or delivered by courier, email, or SMS, etc.; Party C will not send any notice separately;

2.3.7 Party C is obligated to keep the information of Party A, B and D, the debtor and related right owner of the collateral or the pledge obtained during execution and performance of this Agreement in confidence.

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2.4 Party D’s Obligations

2.4.1 Party D undertakes to provide the joint liability guarantee for Party A’s obligations of repayment on behalf of the Borrower as agreed herein;

2.4.2 The guarantee scope covers the principal and interest of the subject loan, the liquidated damages agreed herein, and all expenses incurred for realization of the creditor’s right by Party B. Party D may claim for reimbursement against Party A after fulfilling the guarantee obligations;

2.4.3 Guarantee Period: two years as of the next day of expiration of the loan repayment period;

2.4.4 Party D assumes the joint liability guarantee; Party B may require any guarantor of Party D to bear all of the guarantee liabilities;

2.4.5 Party D warrants that Party B has the right to, in its sole discretion, claim for repayment against Party D first, even if there is any guarantee, real security or any repayment guarantee in any other forms for Party A’s loan under this Agreement provided by Party A or any third party;

2.4.6 Party D’s guarantee for Party A is of its own volition; Party D’s guarantee for Party A’s subject loan is irrevocable;

2.4.7 Party D agrees that it will not be exempt from the guarantee liabilities, even if Party B reassigns the loan under its ownership;

2.5 In case that Party A and Party D provide guarantee in the form of mortgage, pledge, etc., Party B authorizes Party C or any third party designated by Party C to execute relevant guarantee documents in respect of mortgage or pledge, handle relevant formalities, and exercise the right to the guarantee on behalf of Party B. Both Party A and Party D agree upon the authorization.

2.6 Each party authorizes Party C to conduct enquiry, collection, and use of any credit information from third party credit information agency to the extent permitted by law, which includes following details:

(1) Enquiry of credit information: Each party agrees that Party C may enquire and verify relevant credit information legally collected, sorted, or processed and provided by the credit information agency or other information providers through the third party credit information agency or other third parties with appropriate qualifications through the credit information agency (including but not limited to other credit information agencies with appropriate qualifications, government authorities and its subordinates, operators and their distributors and affiliates, etc.).

(2) Collection of credit information: Each party agrees that Party C may provide the credit information legally obtained or generated during this assignment (including but not limited to the information of the subject, the loan, delay in repayment, financial conditions, etc. to the extent permitted by laws and regulations) for third party credit information agency, and agrees upon the third party credit information agency’s storage, sorting, and processing of the information enquired and obtained. The third party credit information agency shall undertake to guarantee the safety of Party A’s information.

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(3) Use of credit information: Each party agrees that Party C may use the credit information enquired and obtained for the purpose of its business according to laws and regulations, and that Party C and the third party credit information agency may keep, sort, and process the information enquired and obtained, and use them for evaluation of the credit status of the information subject or verification of the authenticity of the information of the information subject.

2.7 Party A, B and D acknowledge:

(1) Party A may make the repayment in advance on behalf of the Borrower prior to expiration of the repayment date without Party B’s consent; the interest shall be calculated as per the actual period of the assignment;

(2) If the last day of the repayment schedule is a statutory holiday, the immediate business day after the statutory holiday shall be taken as the expiration date of the repayment schedule, no interest earnings will be incurred during the period of the statutory holiday.

III. Taxes

Applicable taxes under this Agreement shall be on the account of each party respectively according to law. Relevant taxes incurred by Party A and Party B during this business shall be directly declared and paid to competent taxation authorities respectively; Party C will not be responsible for the withholding or handling of the formalities.

IV. Liability for Default

4.1 In case of failure in assignment of the loan for more than 1 day due to any reason attributable to Party B, Party C has the right to dissolve this Agreement.

4.2 In case of Party A’s failure in payment of the interest to Party B or failure in performance of the obligations of repayment of the loan on behalf of the Borrower on a timely basis, the liquidated damages equal to 10% of the amount of the repayment on behalf of the Borrower as agreed in Article 1.2 shall be paid to Party B (Party C has the priority right to pay the liquidated damages to Party B with the deposit paid by Party A.).

4.3 In case of any party’s default of the undertakings or any other obligations herein, the non-defaulting party has the right to independently claim for the liquidated damages equal to 10% of the total amount of the subject loan as agreed in Article 1.2 against the defaulting party unless otherwise agreed herein.

4.4 In addition to the defaulting party’s liability for default according to this Agreement, the defaulting party shall continue to perform any payment obligations.

4.5 Each party to this Agreement shall strictly perform its obligations under this Agreement; any party may not dissolve this Agreement without approval of the four parties or unless otherwise agreed herein.

4.6 In case of Party A’s failure in complying with Party C’s rules, such as cancelling the loan assignment demand with Party C’s approval published in Party C’s platform, preventing this Agreement from coming into effect, or rejecting to perform this Agreement, the liquidated damages equal to 5% of the amount of the subject loan shall be paid for Party B and Party C respectively.

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4.7 In case of any party’s default, the defaulting party shall be responsible for the expenses and losses caused to other parties due to the default, including but not limited to the expenses for investigation and litigation, the attorney fee, etc., all of which shall be on the defaulting party’s account.

V. Termination of the Agreement

5.1 Party A, B and D agree that Party C may unilaterally terminate this Agreement in advance in case of any one of the following events. If Party C determines to terminate this Agreement in advance, a notice shall be given no later than two business days prior to the date of the proposed early termination through the information disclosure route agreed:

(1) Termination due to force majeure;

(2) Other cases required by laws and regulations or as determined by regulatory authorities.

5.2 This Agreement may be terminated as agreed by the four parties through negotiation.

5.3 This Agreement shall be expired upon the completion of Party A’s payment of the principal and interest as well as service fee.

VI. Exemptions

6.1 Party A, B and D shall pay attention to and review relevant information and rules published by Party C on a timely basis. In case of failure in timely review or incapable of timely review due to telecommunication failure, system fault, and other force majeure factors, Party A, B and D hereby expressly acknowledge that Party C will not bear the responsibilities thereof.

6.2 Party A, B, C and D acknowledge that any party shall not be liable to each other for any loss caused by transaction interruption and/or delay due to force majeure, such as earthquakes, fires, wars, etc., as well as promulgation of or change in policies.

6.3 Party A, B and D fully understand and support the supervision and management on Party C by regulatory authorities and industrial associations; Party A, B and D accept any actions taken by Party C as required by depository authorities and industrial associations. Each party to the Agreement shall not be liable to each other for these actions taken by Party C, if any.

6.4 Each party acknowledges that Party C provides the intermediary services for conclusion of the assignment transaction between each party only; any risks and legal consequences of the transaction between Party A and Party B through the online accounts and bank accounts provided by Party C or owned by each party shall be borne by each party respectively other than Party C; Party C provides no warranty or undertaking for each party and/or any transactions, and will not take any legal liabilities arising thereof.

VII. Confidentiality Obligation

7.1 This confidentiality clause survives the termination of this Agreement.

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7.2 Party A, B, C and D shall keep the information and trade secrets obtained during the negotiation, execution, performance, etc. of this Agreement, as well as the content of this Agreement in confidence at any time, except those under supervision and management of competent regulatory authorities and industrial associations, and those for performance of the obligations of accepting the depository service.

VIII. Governing Law and Dispute Resolution

8.1 Establishment, validity, interpretation, performance, amendment, and termination of this Agreement as well as resolution of the disputes arising thereof shall be governed by the law of the People’s Republic of China.

8.2 Any disputes or controversies arising from performance of this Agreement shall be settled by the four parties through friendly negotiation; should no settlement be reached, any party has the right to submit the case to the people’s court at the place of Party C’s premises for litigation.

IX. Miscellaneous

9.1 This Agreement is prepared in electronic form; it shall come into effect upon affixing the seal and signature of Party A, B, C and D electrically; the effective date shall be the date of final generation of this Agreement, i.e. the date of loan release.

9.2 Execution of this Agreement by Party A, B, C and D shall be deemed that the four parties have fully understood and agreed upon all of the provisions and contents of this Agreement. For the terms related to this Agreement, which are referred in this Agreement as well as Party C’s agreements and rules, Party C has the right to make amendment from time to time; the amendment shall automatically come into effect immediately after Party C’s publication. This Agreement and any amendment or supplement shall be executed in one or more counterparts in electronic form, each has the same legal effect; furthermore, Party A, B and D authorize Party C to keep and store the Agreement on the special server established by Party C for 5 years as of expiration of the Agreement for reference. The three parties acknowledge the effect of the Agreement in the specified form.

9.3 Each party agrees that Party B may reassign the Party A’s loan under this Agreement together with the accessory rights, including but not limited to joint liability guarantee, the rights to mortgage, pledge, and land contracting management, etc., to any third party other than Party C in the case of Party A’s delay in performance of the obligations of repayment on behalf of the Borrower and in payment relevant expenses (including principal, interest, penalty interest, liquidated damages, etc.) for 10 days. The third party assignee has the right to claim for repayment or take legal measures, such as actions, arbitration, etc. against Party A and Party D. Party A and Party D agree that the foregoing reassignment of the loan shall be binding on Party A and Party D without separate notice; in addition, the third party assignee may make further assignment of the loan without separate notice given to Party A and Party D.

9.4 In case of occurrence of inheritance or bequest of the loan acquired by Party B during the period of acquisition of the loan, the inheritor or the legatee claiming for the rights must provide the notarial instruments on the inheritance or bequest issued by national notarization authorities for Party A; Party A shall assist in handling the formalities of inheritance or bequest after verification; any applicable taxes shall be declared and paid by the inheritor or the legatee claiming for the rights to the competent tax authorities; Party A will not be liable for handling of the relevant formalities.

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9.5 Each party entrusts and authorizes Party C to submit the real name registration information to the third party electronic signature platform under cooperation in order to generate the electronic signature and seal of each party; each party acknowledges that the electronic signature and seal have the same legal effect with the signature and seal of each party. Party C and its third party electronic signature platform under cooperation undertake to keep the information safety of each party.

9.6 Execution, effectiveness, and performance of this Agreement shall not be in violation of laws and regulations. In case of any one or more provisions herein violating the applicable laws and regulations, the provision(s) shall be invalid; however, the invalid provision(s) shall not affect the effect of other provisions herein.

9.7 Any changes in relevant information of Party A, B and D (family contact person of himself/herself, company contact person or emergency contact person, their employer, address, home phone number, mobile phone number, email, and bank account of himself/herself/contact person) shall be updated in Party C’s platform on a timely basis; any loss caused by failure in updating the information shall be borne by the party failing in updating.

9.8 Party C reserves the right of final interpretation of this Agreement.

9.9 Term of this Agreement: from the date of concluding this Agreement to the date of fulfillment of the rights and obligations of each party.

[SIGNATURE PAGE FOLLOWS]

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Party A (Assignor):

Party B (Assignee):

Party C (Intermediary): Sichuan Senmiao Ronglian Technology Limited

By:
Name:
Title:

Party D (Guarantor):

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